SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 31, 2019

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

California	0-11616	95-3733534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9707 Waples Street

Suite 150

San Diego, California 92121

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 30, 2019, the Board of Directors appointed Ms. Heidy Chow to the Board of Directors to replace Mr. Benjamin Chung per filling requirement by the State of California, that the Board of Directors has female representation. Ms. Chow is also named as one of the audit committee of the Board of Directors.

Ms. Heidy Chow, age 41, is a Certified Public Accountant and an experienced finance and accounting executive whose client base includes several IT companies. Ms. Chow is an Assurance Partner of The Pun Group, LLP. and has over fifteen (15) years of combined experience in auditing, consulting and finance.

Ms. Chow’s career in public accounting was spent primarily with the National firms of RSM US, and Ernst & Young, and regional firms where she has specialized in corporate accounting and auditing services. She supervises engagement teams in areas of designing and planning audits in accordance with the AICPA Generally Accepted Auditing Standards and Public Company Accounting Oversight Board (PCAOB) standards. In addition, she often serves as Contract Chief Financial Officer for privately held small and middle market companies.  She holds a B.S. in Accounting from the California Polytechnic, University of Pomona.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: December 31, 2019	By: /s/ OC Kim
OC Kim, President

2